Exhibit 32


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual report of eNucleus, Inc. (the Company) on Form 10-KSB for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the Report), I John C. Paulsen, Chief Executive Officer and I Harley Luplow Principal Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:


      (1) The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                         /s/  RANDY EDGERTON
                                        ----------------------------------------
                                              Randy Edgerton
                                              Chief Executive Officer


                                         /s/  JOHN PAULSEN
                                        ----------------------------------------
                                              John Paulsen
                                              Principal Financial and
                                              Accounting Officer


May 18, 2006